Exhibit 99.1

NasdaqGM: CECE	NEWS RELEASE

CECO ENVIRONMENTAL ANNOUNCES COMPLETION OF

THE ACQUISITION OF PMFG, INC.

CINCINNATI, OHIO, SEPTEMBER 8, 2015- CECO Environmental Corp. (“CECO,” NasdaqGM: CECE), a leading global environmental, energy and fluid handling technology company, today announced that it has completed the previously announced acquisition of PMFG, Inc. (“PMFG”). With combined pro forma revenues of approximately $500 million, the acquisition of PMFG by CECO creates a premier global industrial technology company in the environmental, energy and fluid handling industries.

Today’s announcement follows stockholder approval of the transaction at each of the Special Stockholder Meetings of both CECO and PMFG on September 2, 2015. Stockholders from both companies overwhelmingly supported the transaction. Following the close of the market on September 3, 2015, PMFG shares of common stock ceased trading on the NasdaqGS.

CECO paid approximately $65 million in cash and issued approximately 7.6 million shares of common stock of CECO to prior holders of shares of PMFG common stock as consideration for the transaction. Based on the closing share price of PMFG common stock on September 2, 2015, the transaction is valued at approximately $138 million. Accounting for existing cash on hand and acquired debt of PMFG, the net value of the transaction is approximately $120 million.

Key Strategic Fundamentals

•	Enhances our strategic and competitive position by broadening our product portfolio and driving sales opportunities between the respective CECO and PMFG portfolios.

•	Strengthens significantly our value proposition to customers in the growing global natural gas turbine market, by adding key technologies such as SCR, SNCR, Separators and Silencers.

•	Combines the leading global brand names in engineered systems used in natural gas power generation industry, through the unique combination of Peerless-Aarding-Effox. The combined energy portfolio will provide a complete value-added system to our customers.

•	Creates an exciting Burgess-Aarding Silencer Technology group, which will be a best-in-class noise abatement technology, with marquee brands and a larger growing global footprint.

•	Leverages the OneCECO sales initiative by enhancing our overall portfolio to help drive greater revenue growth in our Environmental and Energy Technology portfolios.

•	Diversifies further our end-markets and provides an opportunity to expand CECO’s products into Europe, the Middle East and Asia to build a much larger global footprint.

•	Enhances significantly our aftermarket and recurring revenue strategy as the combined companies now have an installed base of over $5 billion. Coupled with our database of installed customer information, we will be able to provide the tracking optics to assist our strategic aftermarket sales and recurring revenue objectives.

Exhibit 99.1

•	Expands our streamlined, asset-light manufacturing model across the PMFG manufacturing base to create a highly flexible, lower-cost, high quality global manufacturing footprint.

•	Focus on reducing PMFG’s operating infrastructure costs by implementing our Operational Excellence model throughout the organization by consolidating main offices, international sales offices and manufacturing support staff synergies, in order to achieve CECO’s targeted SG&A, operating income and EBITDA metrics as a percent of sales.

•	Leverages the expertise of our demonstrated and successful track record of integrating multiple businesses, including the 2013 acquisition of Met-Pro, wherein we significantly reduced the purchase price multiple by exceeding our stated synergy targets.

Jeff Lang, Chief Executive Officer of CECO, stated, “The PMFG acquisition is a major milestone in the evolution of CECO and is a truly excellent strategic fit. The combination expands our end market segment reach, broadens our portfolio of products and strengthens our global geographic footprint, particularly in China, Europe and the Middle East. It is also a major step forward in our strategy to become a leader in the energy and environmental segments. We expect the acquisition to generate meaningful cost reduction synergies and global sales opportunities through significant operating and manufacturing synergies, as well as the opportunity to drive important recurring revenues and new engineered equipment through an installed base of over $5 billion. It also provides us with sales opportunities in our core end markets and gives us critical scale with combined pro forma revenue of approximately $500 million. In addition, we expect that the combination of PMFG’s Asian business will bring additional sales and manufacturing resources which will help us achieve our $100 million revenue goal in the region within three years.

“We have been diligently planning a successful post-combination integration process for six months and the combined CECO-PMFG management leadership team is very excited, fully aligned and already making excellent progress towards our objectives”, continued Mr. Lang. “Today, we have a broad and experienced global leadership team in place to operate the business and integrate successfully with a clear path to execute on our stated objectives. The entire organization will be working together to achieve our previously announced goal of $15 million of cost savings over the next 24 months and we expect to capture approximately $5 million in annual savings by the end of 2015. I am proud to welcome PMFG and their employees into the CECO family”.

Jason DeZwirek, CECO’s Chairman stated, “We have long admired PMFG’s leadership position in key strategic markets such as SCR systems. By combining these two companies, we have a great opportunity to create value for our customers, stockholders and employees. We will continue our efforts to build a leading global industrial technology company and I want to thank the entire CECO organization for implementing our strategy successfully.”

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental, energy and fluid handling technology company. Through its well-known brands, CECO provides a wide spectrum of products, custom-engineered systems and services including dampers & diverters, cyclonic

Exhibit 99.1

technology, thermal oxidizers, filtration systems, scrubbers, exhaust systems, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO believes that it globally serves the broadest range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, natural gas infrastructure, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the company’s website at http://www.cecoenviro.com or www.pmfginc.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Ed Prajzner, Chief Financial Officer

1-800-333-5475

or

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

Exhibit 99.1

Safe Harbour

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the product recovery, air pollution control and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s and PMFG’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.